UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION


                       Washington, D. C. 20549


                                 FORM 8-K


                             CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): November 10, 2004


                      BLACKSTOCKS DEVELOPMENT CORP.
                       ----------------------------
                (Exact name of registrant as specified in its charter)


         Delaware                     000-49914                  03-0459617
     -----------------             -----------------       -------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)                File Number)          Identification No.)



                     120 North Cedar St. | Suite 3809
                             Charlotte, NC 28202
                      ----------------------------------
           (Address of Principal Executive Offices including Zip Code)


                                704-547-7090
                             ------------------
                         (Issuer's Telephone Number)




Item 1. Changes in Control of Registrant.

 None

Item 2. Acquisition or Disposition of Assets

a. To prevent confusion, and to streamline operations, the Corporation approved termination of the Management and Plan of Merger Agreement with Kid's Connection Corp dated on the 30th of January, 2003. The Corporation approved the return of 14.5 million shares of commonstock to the Treasury of Blackstocks Development Corporation effective as of 12/1/2003. The stock was previously issued to Kid's Connection Corp. The Corporation approved the establishment of Kid's Connection Corp as a wholly owned subsidiary of Blackstocks Development Corporation with 100% of Kid's Connection Corp shares wholly owned by Blackstocks Development Corporation.

b. On October 30, 2004, the Company purchased the assets of State Street Academy, of East saint Louis, Il., pursuant to a an Asset Purchase Agreement(the "Agreement"). Pursuant to the Agreement, the Company acquired 100% of the assets of State Street Academy located at 5315 State Street, East Saint Louis, Ill, 62205. The result of the acquisition makes State Street Academy a wholly owned subsidiary of the Company. As consideration for the acquisition the owner of State Street Academy received a promissory note in the amount of $135,000.

      The terms of Purchase Agreement were determined through arms-length negotiations between the Company and the Seller.



Item 3. Bankruptcy or Receivership

 None


Item 4. Changes in Registrant's Certifying Accountant

None


Item 5. Other Events

 None


Item 6. Resignations of Registrant's Directors

None

Item 7. Financial Statements and Exhibits

None


Index to Exhibits

Exhibit          Description
- -------        -----------


10.21           NOVATION KID'S CONNECTION CORP.

10.22           STOCK AND ASSET PURCHASE AGREEMENT
                STATE STREET ACADEMY

10.23           NOTE TO STATE STREET ACADEMY

99.1            NEWS RELEASE STATE STREET ACADEMY

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                BLACKSTOCKS DEVELOPMENT CORP.
                                                 -----------------------------
                                                 (Registrant)


Date:  10 November 2004                                /s/ Alton Perkins
                                                 -----------------------------
                                                 Alton Perkins, Chief Executive
                                                 Officer











Exhibit 10.21     NOVATION  NOVATION KID'S CONNECTION CORP.

THIS AGREEMENT is made by this 5th day of May, 2004 by and between Blackstocks Development Corporation, a business corporation incorporated under the laws of the State of Delaware with its principal office located at 120 North Cedar Street, Suite #3809, Charlotte, North Carolina 28202 ('Company') and Kid's Connection Corp, a business corporation incorporated under the laws of the State of Delaware with its principal office located at 120 North Cedar Street, Suite #3809, Charlotte, North Carolina
28202 (Kid's).

The parties stipulate and recite that:

The Company and Kid's entered into a contract, referred to as the 'The Management and Plan of Merger' on or about January 30th, 2003. A copy of the said Agreement is attached hereto and incorporated herein by reference.

Company and Kid's desire that the obligations owed by each to the other under The Management and Plan of Merger Agreement be extinguished.

For the reasons recited above and in consideration of the mutual covenants contained in this Novation, the parties agree as follows:

The Company and Kid's, and each of them, relinquish any claim that either party held or may have held under the terms of the MANAGEMENT AND PLAN OF MERGER AGREEMENT.

Kid's shall upon execution hereof tender back to Company the Certificate(s) representing fourteen million five hundred thousand (14,500,000) shares of the common stock of Company. The Parties agree that this action is effective as of 12/1/03.

BY CAUSING THIS AGREEMENT TO BE EXECUTED HERE BELOW, THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND
BY ITS TERMS AND CONDITIONS.


IN WITNESS WHEREOF, Company and Kid's have executed this Agreement in multiple duplicate originals.

AGREED TO & ACCEPTED BY:                 AGREED TO & ACCEPTED BY:
Blackstocks Development Corporation		Kid's Connection Corp

By:  /s/       Date_________         	By:  /s/ Date ________
       	Alton Perkins, CEO				Loretta Perkins, President

__________________________________________	____________________________
Witness				                        	Witness
STATE OF  NORTH CAROLINIA
________________, SS.


May ____, 2004
Alton Perkins, CEO of Blackstocks Development Corporation appeared before me and acknowledged his execution of the foregoing instrument to be the free act and deed of Blackstocks Development Corporation, a Delaware corporation.

Before me,


__________________________________
Notary Public
My commission expires:




Exhibit 10.22   STOCK AND ASSET PURCHASE AGREEMENT STATE STREET ACADEMY

STOCK AND ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is effective 30 October, 2004, by and between the following parties:

1.	Jean Waters owner of State Street Academy ("Seller").

2.	Development Corporation a Delaware corporation ("Purchaser").

RECITALS
1.	Seller is engaged in the operations of a Day Care Center.
1.1	Purchaser desires to purchase the stock and assets of the Seller and to assume liabilities of Seller, and Seller desires to sell such stock and assets to Purchaser and to assign such liabilities to Purchaser, on the terms and conditions set forth in this Agreement.
          The Seller and if applicable, the Company's stock and assets being sold under this agreement includes: State Street Academy and the land and building at 5315 State Street, East Saint Louis, Ill,
62205.
2.	The Boards of Directors and or owner of Seller and Purchaser believe that this asset purchase is in the best interests of their respective companies, shareholders, and or parties and in furtherance thereof have approved and recommended this Asset
Purchase Agreement.
3.	Jean Waters personally own and will sale the land and building were the Daycare center is located in conjunction with carrying out this agreement.
AGREEMENTS
In consideration of the Recitals and the Agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intend to be legally bound hereby and agree as follows:
ARTICLE I
PURCHASE AND SALE OF ASSETS
1.1 Purchase and Sale of Assets
a. Purchased Assets.  Pursuant to the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in
Section 1.4 below), Seller will sell, assign, convey, transfer and deliver to Purchaser, and Purchaser will purchase and acquire from Seller, all of Seller's right, title and interest in, to and under the following assets, properties and rights which are owned or leased by Seller (collectively, the "Assets"):
i.	All ownership and interest and the assets of
Seller including the corporation and stock of
seller; and any shares of capital stock of, or
other equity interests in, Seller or any
subsidiary of Seller;
ii.	Seller's corporate seal, minute books, record
books, and such other books and records as
pertaining to the organization, existence or
ownership of Seller;
iii.	Any financial or personnel records which are
required by law to be retained by Seller;
iv.	All accounts receivable (the "Purchased
Receivables"); Seller shall keep receivables
due within 30 days after the final closing for
the DSS accounts, food program supplement,
and health insurance rebates.(Exhibit
Schedule 1.1(a)(iv). All other receivables and
payables shall be prorated as of the closing,
including taxes, insurance, wages, insurance,
and other items requiring prorating so that a
clean transfer can be made.
v.	All fixed assets, including, without limitation,
machinery, equipment perishables and non
perishables, supplies, furniture and fixtures,
computer equipment and software and other
personal property owned by Seller;
vi.	All rights of Seller under and in connection
with the leases and subleases of real property,
together with Seller's interest in all buildings,
facilities, fixtures and other improvements
thereon and all easements, rights-of-way,
transferable licenses and permits and other
appurtenances thereto which are set forth on
Schedule 1.1(a)(v) (collectively, the
"Assigned Leases");
vii.	All transferable rights of Seller under and in
connection with the contracts, commitments,
purchase orders, agreements and unexpired
leases (other than Assigned Leases), which
are set forth on Schedule 1.1(a)(vi)
(collectively, the "Assigned Contracts");
viii.	All rights to the trade secrets, processes and
methods, whether or not patentable, owned
by Sellers (the "Purchased Intellectual
Property");
ix.	All transferable federal, state or local or other
governmental and other third party permits
(including occupancy permits), certificates,
licenses, consents, authorizations, approvals,
registrations or franchises necessary or useful
in the operation by Seller of its business
(collectively, the "Assigned Permits"); and
x.	All books and records maintained by Seller
through the Closing Date, including, without
limitation, product manuals, operating
manuals, and records relating to customer and
trade accounts and lists and similar operating
data, whether in electronic, computer, paper
or other form, other than books and records
which Seller is required by law to retain.
b. Excluded Assets.  Notwithstanding anything contained in
this Agreement to the contrary, Purchaser and Seller
acknowledge and agree that Purchaser is not buying and
Seller is not selling the following assets (collectively, the
"Excluded Assets"):
xi.	All rights under this Agreement and to the
Purchase Price;
xii.	Any other assets specifically identified on
Schedule 1.1(b)(v).
1.2	 Purchase Price; Allocation.
a.	Purchase Price.  The consideration to be paid to Seller
for the Assets at Closing shall be $135,000.00 (the
"Purchase Price"), which Purchaser shall pay to Seller
in the form of a Promissory Note with terms as follows:
i.	The Promissory Note shall be secured by
Seller's Assets that are transferred at the
closing.
ii.	The purchase date as reflected herein, shall be
reflected on the books and records of the
Companies.
iii.	The assets of State Street Academy including
the business and its stock shall be transferred to
Blackstocks Development Corporation on the
purchase date.
iv.	The assets of the Seller as indicated herein
including the business and its stock shall be
transferred to Blackstocks Development
Corporation on the purchase date. The Seller
shall remain in full and complete responsibility for
operations until the note mentioned herein has
been paid in full.
v.	The Seller of State Street Academy shall be
given both a note for this purchase. Additionally,
the assets including the business the note shall be
held by the Seller as security until they receive
payment in full for State Street Academy as
stipulated in this agreement.
vi.	The Seller of the building and land located at
5315 State Street, East Saint Louis, Ill, 62205
and used by State Street Academy and
purchased by a related party purchased date
shall be the date designated in this agreement.
vii.	The Seller of the building and land shall be given
a note for the purchase of the building and land.
The Sellers shall hold the note, as well as the title
to the building and land as security until payment
is received in full in accordance with this
purchase agreement.
viii.	The Promissory Note shall be paid in full at
Seller's option when either the market
capitalization value of the Purchaser's issued
and outstanding common stock (calculated as
the closing bid price times the number of issued
and outstanding common shares) has reached at
least $20,000,000.00 for a period of thirty
consecutive trading days or Purchaser has
received an investment on a cumulative basis in
the amount of $135,000.00  or greater
subsequent to the Closing, or following the
passage of twelve months after the date of the
Closing.
ix.	Upon payment of $135,000 in cash and or
certified check the Seller shall return the promissory not to the Purchase and the Purchaser account under this agreement shall be considered paid in full.
b. The Promissory Note shall be in substantially the form set forth in Exhibit 1.1. hereof.
c. Purchaser shall be solely responsible for any sales, use and/or realty transfer taxes owing from sale of the Assets hereunder.
d. Allocation of Purchase Price. Seller and Purchaser agree to allocate the Purchase Price in accordance with
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). No later than 10 days following the Closing Date, Purchaser shall prepare and provide to Seller a draft allocation of the aggregate purchase price among the Assets (the "Allocation Statement"), such Allocation
Statement to be prepared in accordance with the methodology set forth in the Code. Seller shall notify
Purchaser within 20 days of receipt of such draft Allocation
Statement of any objections that Seller may have thereto.
Seller and Purchaser agree to resolve any disagreement with respect to such Allocation Statement in good faith. In addition, Seller and Purchaser hereby undertake and agree to file timely any information that may be required to be filed pursuant to any treasury regulations promulgated under
Section 1060(b) of the Code, and shall use the allocation determined pursuant to this Section 1.2(c) in connection with the preparation of IRS Form 8594 (and any supplemental filings required in connection therewith) as such form relates to the transactions contemplated by this Agreement. Neither Seller nor Purchaser shall file any tax return or other document or otherwise take any position for tax purposes that is inconsistent with the allocation determined pursuant to this Section 1.2(c) except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or by court decision.


1.3	Assumption of Certain Liabilities.
a.	Assumed Liabilities.  On the closing date, Purchaser shall
assume and agree to undertake to pay, perform and
discharge as and when due, and shall indemnify Seller for
and hold Seller harmless from and against each of the
following obligations, responsibilities, liabilities and debts
(collectively, the "Assumed Liabilities"):
i.	All obligations, responsibilities and liabilities incurred
on and after the Closing Date in connection with the
performance by Purchaser of the Assigned Leases
and Assigned Contracts;
ii.	All obligations, responsibilities and liabilities arising
on and after the Closing Date from Purchaser's use,
ownership, possession, sale or operation of the
Assets; and
iii.	All obligations, responsibilities and liabilities
explicitly set forth on Schedule 1.3(a)(iii).
b. Excluded Liabilities.  Except for the Assumed Liabilities
assumed by Purchaser under Section 1.3A above, the
purchase by Purchaser of the Assets shall be free and clear
of all liens, claims and encumbrances of any kind and nature and without any assumption by Purchaser of any debts,
taxes, obligations or liabilities whatsoever of Seller or any other persons who at any time may have been in possession
of the Assets, whether such liabilities are actual or
contingent, known or unknown, liquidated or unliquidated,
whether tax liabilities, liabilities to creditors or otherwise
(collectively, and together with all liabilities or obligations with respect to the Excluded Assets, the "Unassumed
Debts and Liabilities").
1.4	Date, Time and Place of Closings.
The transactions provided for by this Agreement shall be
consummated (the "Closings") by telephone, fax and email, on such other date and/or method as may be agreed upon by the parties hereto.  The date and time of Closing is hereinafter sometimes called the "Closing Date."
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER
As a material inducement to Purchaser to enter into this Agreement and purchase the Assets, Seller hereby represents and warrants to Purchaser that:
2.1	Status. Seller is an individual and or corporation duly organized and subsisting under North Carolina law and has full power and authority to own its properties and to carry on the business as presently conducted by it. Seller is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires, except where the failure to be so qualified and in good standing would not be reasonably likely to have a Material Adverse Effect. Seller has the power and authority to own the Assets and to carry on its business as now being conducted.
2.2	Corporate Authority; Effective Agreement.   Seller has full corporate
power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and any and all other agreements, documents or instruments to be executed and/or delivered in connection herewith (collectively, the "Purchase Documents") and to consummate the transactions contemplated herein and therein.  This Agreement has been duly executed and delivered by Seller and, assuming it constitutes a valid and binding obligation of Purchaser, is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.  The Purchase Documents, when executed by Seller, will, assuming they constitute a valid and binding obligation of the other parties thereto, constitute the valid and binding obligation of Seller, enforceable against each of them in accordance with their respective terms.
2.3	Personal Property.  Seller has good and valid title to, and is the absolute owner of, all of the personal property being sold to Purchaser hereunder, free and clear of all liens and encumbrances, except for such personal property which Seller leases or licenses or as described on
Schedule 2.3.  To Seller's knowledge, all such personal property is in good operating condition and repair, normal wear and tear excepted, and does not require any repairs other than normal routine maintenance to maintain the personal property in good operating condition and repair.
2.4	Intellectual Property.   The Purchased Intellectual Property comprises
all of the trade secrets, processes and methods, whether or not patentable, owned by Seller.  No claim has been asserted against Seller that the Purchased Intellectual Property conflicts with the proprietary rights of others, and Seller has no knowledge of any basis for any such claim or conflict. To Sellers' knowledge, Seller is not engaged in any activity which infringes upon any patent, patent application, trademark, trade name, service mark, copyright or proprietary right of any other party.
2.5	Taxes.  Except as set forth on Schedule 3.5, Seller has filed or will file all federal, state and local tax returns required by law to be filed by Seller and has paid or made adequate provision for the payment of all taxes (and related interest and penalties) shown to be due on such returns for all taxable periods up to and including the day before the
Closing Date, including, but not limited to real estate, sales, use, social security, payroll, unemployment compensation and personal property taxes.  Seller will have paid or made adequate provision for the payment of all federal and state income and any other taxes payable by Seller with respect to the transactions covered by this Agreement.
2.6	Legal Matters.  Except as set forth on Schedule 2.6, Seller is not a party to or, to Seller's knowledge, threatened with, any suit, action, arbitration or other legal or administrative proceeding or governmental inquiry or investigation by which Seller or the Assets would be adversely affected.
2.7	Corporation Agreements.  Seller has made available to Purchaser copies of all its agreements, contracts, licenses or leases, including all amendments or supplements thereto, to which Seller is a party, other than contracts or commitments entered into in the ordinary course of business and consistent with past practices (a) having a term of less than
12 months and involving a total expenditure of less than $5,000 individually and $20,000 in the aggregate, or (b) requiring the performance of services having a cost of less than $10,000 individually and $20,000 in the aggregate (collectively, the "Corporation
Agreements").  A list of the Corporation Agreements is set forth on
Schedule 2.7. All of the Corporation Agreements are valid, binding and enforceable against Seller. Except as shown on Schedule 2.7, to
Seller's knowledge, Seller and the other parties to the Corporation
Agreements have, in all material respects, performed their respective obligations under the Corporation Agreements. The consummation of the transactions provided for in this Agreement will not result in an impairment or termination of any of Seller's rights under any
Corporation Agreement and does not require the consent of or notice to any party other than Seller, except as set forth on Schedule 2.7.
2.8	Employee Matters.
a. Schedule 2.8a is a complete and accurate list as of 29
October 2004, of all Seller's employees and their respective positions and salaries.  Seller shall deliver Schedule 2.8a revised to reflect changes therein up to the date of the Closing.
b.	Seller is not a party to any union agreement or collective
bargaining agreement and is in compliance in all material
respects with all laws respecting employment and
employment practices, terms and conditions of employment
and wages and hours.  Seller has no knowledge of any
union organizing activity involving its employees at the
Purchased Facility.  There is no complaint filed or, to the
knowledge of Seller, threatened to be filed against Seller
before any federal, state or local governmental or quasi-
governmental agency or authority alleging violation of any
law (federal, state or local) relating to employment practices or discrimination in employment.
c.	Except as set forth on Schedule 2.8c, no present or former
employee of Seller is entitled to any retirement pay or
retirement benefits of any kind from Seller.  Seller does not now maintain or make contributions to and has not, at any
time in the past, maintained or made contributions to (i) any employee benefit plan which is subject to the minimum
funding requirements of the Employee Retirement Income
Security Act of 1974, or (ii) any multi-employer plan
subject to the terms of the Multi-Employer Pension
Amendment Act of 1980.
2.9	Consents.  Except as set forth on Schedule 2.9, no notices, consents, approvals, licenses, permits or waivers are required to execute and deliver this Agreement and to consummate the transactions provided for herein, including the transfer of the Assets to Purchaser hereby.
2.10	Permits and Licenses.  Seller holds all franchises, licenses, permits, consents, approvals, waivers and other authorizations
(collectively, the "Permits") that are necessary for the operation of its business, including without limitation all Permits issued by federal, state or local governments and governmental agencies.
Schedule 2.10 sets forth a complete list of all material Permits held by Seller.  To Seller's knowledge, Seller is not in default, nor has
Seller received any notice of any claim of default, with respect to any of the Permits or of any notice of any other claim or proceeding or threatened proceeding relating to any of the Permits, any of which would be reasonably expected to have a Material Adverse Effect.
2.11	Compliance with Laws.  To Seller's knowledge, Seller is in
compliance in all material respects with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it.  Seller has not received any notice from any federal, state or municipal authority or any insurance or inspection body, that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body.
2.12	Environmental Matters.
a.	Except as set forth on Schedule 2.12a, Hazardous
Substances (as hereinafter defined) have not been used by
Seller at any facilities owned or used by Seller (collectively,
"Seller's Facilities") during Seller's occupancy thereof and
Seller has no knowledge of such use by another person or
entity during or prior to Seller's occupancy thereof in any
manner that: (i) violates in any material respect any federal, state or local laws, ordinances or regulations governing the use, storage, treatment, disposal of any element, compound,
mixture, solution or substance, defined as a hazardous
substance in the Comprehensive Environmental Response
Compensation and Liability Act, 42 U.S.C. Section 9601,
et seq. ("CERCLA"), or other applicable federal, state or
local law, ordinance or regulation (collectively, "Hazardous
Substances"); (ii) requires "removal" or "remediation" as
those terms are defined in CERCLA; or (iii) if found on any
of Seller's Facilities would subject the owner or occupant of such facility to damages, penalties, liability or an obligation to perform any work, clean-up, removal, or remediation at
such facility in order to comply with any federal, state or
local law, regulation, ordinance or order concerning the
environmental state, condition or quality of such facility
applicable to owners, operators or developers of real
property ("Environmental Cleanup Work").
b.	Except as set forth on Schedule 2.12b, to Seller's
knowledge, Seller is in compliance in all material respects
with all applicable federal, state and local environmental
laws and regulations.  No written notice from any
governmental body has ever been served upon Seller, and
Seller has no knowledge of any notice served upon any
occupant, owner or prior owner of any of Seller's facilities claiming any violation of any of the aforesaid environmental laws on or in connection with any of Seller's facilities or with respect to its business.
2.13	Brokers or Finders.  Seller is responsible for paying all brokers and are finders fees and Purchaser shall not be liable for any such fees.
2.14	Survival of Representations and Warranties.  The representations, warranties and agreements of Seller set forth in this Agreement or in any Exhibit or Schedule attached hereto shall be true, correct, complete and accurate on and as of the Closing Date.



ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser hereby represents and warrants to Seller that:
3.1	Corporate Status.  Purchaser is a corporation duly organized and subsisting under North Carolina law and has full power and
authority to own its properties and to carry on the business presently conducted by it.
3.2	Corporate Authority.  The Board of Directors of Purchaser has duly authorized and approved the execution and delivery of this
Agreement and the performance of the transactions provided for herein.  No other corporate action is required in connection herewith.  This Agreement constitutes a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.
3.3	Brokers or Finders.  No agent, broker, person or firm action on behalf of Purchaser or any of its affiliates is, or will be, entitled to any commission, broker's or finder's fees from any party, or from any affiliate of any party, in connection with any of the transactions contemplated by this Agreement.
3.4	Survival of Representations and Warranties.  The representations, warranties and agreements of Purchaser as set forth in this
Agreement or in any Exhibit attached hereto are made as of the date of this agreement and shall be true, correct and accurate on and as of the Closing Date.
ARTICLE IV
CONDUCT OF BUSINESS PENDING CLOSING
4.1	Conduct of Business Pending Closing.  Seller agrees that between the date hereof and the full payment of the purchase note attached hereto to the Seller, the Seller shall:
a.	Conduct its business in a good and
diligent manner in the ordinary and usual
course of its business without any
interference from the Purchaser;
b.	Use reasonable efforts to preserve its
business organization intact, to keep
available the service of its employees and
to preserve its relationships with
customers, suppliers and others with
whom it deals;
c.	Not reveal to any person any of the
business procedures and practices
followed by it in the conduct of its
business other than to Purchaser or its
authorized representatives ("Agents");
d.	Use reasonable efforts to maintain in full
force and effect all insurance currently
maintained by Seller;
e.	Keep all of its equipment and tangible
personal property in good operating
repair, normal wear and tear excepted;
f.	Comply in all material respects with all
provisions of applicable laws, rules and
regulations; and
ARTICLE V
FURTHER COVENANTS AND AGREEMENTS
5.1	Access to Information.  Subject to existing confidentiality obligations of and between Purchaser and Seller, Seller shall give to Purchaser and its
Agents reasonable access to its facilities, the Assets and all of Seller's documents, books and records relating to its current and past operations of its business, and shall permit Purchaser and its Agents to make copies thereof, and Seller shall permit Purchaser to interview
Seller's employees during reasonable business hours and upon reasonable prior written notice.
5.2	Cooperation.
a.	Purchaser and Seller agree to execute and deliver all other
instruments and take all such other actions as either party may reasonably request from time to time, before or after either Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to the parties hereto the benefits intended by such transactions.  The parties shall cooperate fully with each other and with their respective counsel and
accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.
b.	Purchaser agrees that following the Closing, it shall provide to Seller information relating to the Assets and/or Seller's business which
Seller reasonably requires to prepare any tax returns, information returns or reports required to be filed by Seller with governmental agencies.
5.3	Employment of Employees.  Purchaser currently expects to employ, at its option, certain of the employees of Seller.  Seller agrees to take no action which would interfere with such employment by Purchaser, and shall take all action required by law or otherwise to release them from agreements with Seller that may prohibit their employment with
Purchaser and to cause the valid termination of employment at the of such employees by Seller who are to be employed by Purchaser following the  Closing Date.  Seller further agrees that Purchaser shall not assume any responsibility for, and Seller shall indemnify Purchaser from and against, any liability arising from any termination of employment of those employees of Seller whom Purchaser does not employ after the Closing Date, or as to whom Purchaser gives Seller notice that Purchaser will not continue their employment, such notice to be given on or prior to the Closing Date.  Seller further agree that
Purchaser shall not be liable for, and Seller shall indemnify Purchaser from and against any liability in respect of any employees of Seller for any acts or omissions relating to the employment of such employees or to the business of Seller arising on or prior to the Closing Date, regardless of whether the employees of Seller are subsequently employed by Purchaser.  Nothing in this Agreement is intended to confer upon any employee of Seller any rights or remedies, including, without limitation, any rights of employment of any nature or kind whatsoever.
5.4	Employee Benefit Plans.  Seller shall remain responsible for, and shall indemnify Purchaser from and against, any liability in respect of, any bonus, deferred compensation, profit sharing, pension, retirement, severance pay, stock option, employee stock purchase or any other similar plan, arrangement or program ("Employee Benefit Plans")
established by Seller for the benefit of its employees.  Notwithstanding any provision contained in this Agreement to the contrary, Purchaser shall not assume or be responsible in any manner for any liabilities or obligations arising under or as a result of any Employee Benefit Plans sponsored by Seller or in which Seller or its employees participate.
5.5	Consents.  Purchaser and Seller will use reasonable efforts to obtain all necessary third party or governmental consents necessary to
consummate the transactions provided for in this Agreement.
5.6	Press Releases. Except as required by any applicable laws, neither party shall issue any press release or public statement regarding the transactions contemplated by this Agreement without the prior written consent of party, which consent will not be unreasonably delayed or withheld.
5.7	Competing Proposals. Seller shall promptly notify Purchaser of any expression of interest or offers received by Seller from any person relating to the purchase or acquisition of any of its stock or assets.
5.8	Collection of Accounts Receivables.  If, after the Closing, Seller receives any payments from any account debtors with respect to any
Purchased Accounts Receivables, Seller shall endorse such payments to the order of Purchaser and forward such payments to Purchaser promptly upon receipt thereof.
ARTICLE VI
CONDITIONS TO OBLIGATIONS OF PURCHASER
The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Purchaser may waive in writing:
6.1	Representations and Warranties.  The representations and warranties of
Seller set forth in this Agreement and any Exhibit or Schedule hereto shall be true and correct in all material respects on and as of the Closing
Date.
6.2	Performance of Agreements.  Seller shall have performed and complied in all material respects with all of their covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.
6.3	No Actions.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the
Assets or to operate Seller's business.
6.4	Consents.  The parties have received all consents of all third parties required to consummate the transactions provided for in this Agreement
6.5	Due Diligence Audit. Purchaser shall have completed its due diligence investigation of the Assets and Seller's business and the results of such investigation shall be reasonably satisfactory to Purchaser.
6.6	Purchaser Obligations Guaranteed by Founders. The parties shall have finalized agreement on the priority of payment of Purchaser obligations that are guaranteed by a Founder consistent with new management's legal obligation to exercise their powers in good faith and with a view to the interests of the corporation.
6.7	Deliveries.  All documents required to be delivered by Seller at or prior to Closing shall have been delivered to Purchaser as mutually agreed between Seller and Purchaser.
ARTICLE VII
CONDITIONS TO OBLIGATIONS OF SELLER
The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing, of each of the following conditions, any or all of which Seller may waive in writing:
7.1	Representations and Warranties.  Each of the representations and warranties of Purchaser set forth in this Agreement and any Exhibit hereto shall be true and correct in all material respects on and as of the
Closing Date.
7.2	Performance of Agreements.  Purchaser shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.
7.3	No Actions, Etc.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this
Agreement.
7.4 Deliveries.  All documents required to be delivered by Purchaser at or prior to Closing shall have been delivered to Seller at Closing.
7.4	Board Resolutions.  If applicable, the Purchaser shall have executed all appropriate board and shareholder resolutions appointing n/a to the
Board of Directors of Purchaser and as CEO and Chairman of
Purchaser effective upon Closing. Immediately upon Closing, the Board will accept the resignations of the current Chairman and Chief Executive
Officer and the current President and Chief Operating Officer from their positions as Officers and as Board Members.
7.5	Audit by SEC practice member CPA. If applicable, Seller shall provide
Purchaser with an Audit of its finances and business practices suitable for inclusion in an SB-2 registration with the SEC. The Audit shall be conducted by an SEC practice member CPA. The Seller shall take action to cause an Audit to commence no later than 30 days after
Closing.
7.6	The Shares of Common Stock are free and clear of any and all encumbrances. There are no other stock or stock equivalents issued or to be issued.
7.7	An appraisal will be provided on any real property (land and building)
indicating the appraised value of the property of at least $25,000.00.
The offering price will be adjusted downward, if required, to reflect the appraised value of the property.
7.8	The following shall take place as agreed to by the Seller and Purchaser:
a.	Any and all outstanding loans balances, interest rates, and
payouts shall be disclosed to Buyer, prior to closing.
b.	Seller share disclose any and all anticipated or required
major repairs and or defaults to any buildings/structures.
c.	Seller shall provide an inventory of all furniture and
equipment, by room and facility.
d.	Seller shall provide all literature, pamphlets, and brochures provided to parents.
e.	Seller and its ownership/management shall sign a non-
compete clause confirming that they will not compete with
the company being sold for a period of three years
ARTICLE VIII
CLOSINGS
8.1 Seller's Deliveries.  As agreed to by the parties, Seller shall deliver to Purchaser:
a.	Signed Asset Purchase Agreement and list of assets being
purchased.
b.	In a form reasonably satisfactory to Purchaser's and Seller's counsel, such bills of sale, certificates of title for vehicles, endorsements of transfer, conveyances, assignments and subleases and other documents and agreements as shall vest in Purchaser title to the Assets in accordance with the terms hereof;
c.	In a form reasonably satisfactory to Purchaser's and Seller's counsel, one or more duly executed general assignment and
assumption agreements with respect to the Assigned Leases,
Assigned Contracts and Assumed Liabilities which are included in the Assets (the "Assumption Agreement");
d.	If applicable, certificates signed by a duly authorized officer of
Seller, confirming: (i) the truth and correctness in all material respects of all of the representations and warranties of Seller contained in this Agreement; (ii) that all agreements and covenants of Seller required to have been performed or complied with have been performed or complied with in all material respects; and (iii)
that all necessary approval by Seller has been taken to authorize the consummation of the transactions contemplated by the Agreement;
e.	If applicable, resolutions, certified by Seller's secretary, evidencing
Seller's authority to (i) execute and deliver this Agreement and the
Purchase Documents, and (ii) consummate the transactions
contemplated herein and therein;
f.	An incumbency certificate of Seller, certified by Seller's secretary, certifying the accuracy of the specimen signature of the authorized representative of such entity executing this Agreement and the
Purchase Documents;
g.	Such other documents or instruments as Purchaser shall reasonably request to further evidence consummation of the transactions contemplated by this Agreement.

8.2	Purchaser's Deliveries.
The Purchase Price in the form and manner provided for in Section 1.2(a)
hereof and the following;
a.	The Assumption Agreement duly executed by Purchaser;
b.	A certificate signed by a duly authorized officer of Purchaser, dated the Closing Date, confirming: (i) the truth and correctness in all material respects of all of the representations and
warranties of Purchaser contained in this Agreement as of the
Closing Date; (ii) that all agreements and covenants of
Purchaser required to have been performed or complied with
have been performed or complied with in all material respects;
and (iii) that all necessary corporate action by Purchaser has been taken to authorize the consummation of the transactions contemplated by the Agreement;
c.	Resolutions, certified by Purchaser's secretary, evidencing
Purchaser's authority to (i) execute and deliver this Agreement and the Purchase Documents, and (ii) consummate the
transactions contemplated herein and therein;
d.	An incumbency certificate of Purchaser, certified by such
Purchaser's secretary, certifying the accuracy of the specimen signature of the authorized representative of such entity
executing this Agreement and the Purchase Documents; and
e.	Such other documents or instruments as Seller shall reasonably request to further evidence consummation of the transactions contemplated by this Agreement.
8.3	Parties to Bear Own Expenses.  Whether or not the transactions contemplated by this Agreement are consummated and except as otherwise provided for herein, Purchaser and Seller shall each bear their respective expenses relating to or arising out of this Agreement, including, but not limited to, fees for attorneys, accountants and other advisors.
ARTICLE IX
INDEMNIFICATION
9.1	Indemnification by Seller.  Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its directors, officers, agents and employees from and against any and all losses, damages, liabilities and expenses, including, without limitation, reasonable legal fees and court costs, to which any of them may become subject as the result of:
a.	Any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of
Seller;
b.	Any and all loss or damage resulting to Purchaser by reason of any claim, debt, liability or obligation not expressly assumed by
Purchaser hereunder, arising from Seller's business or the
ownership, use or operation of the Assets on or prior to the Closing
Date and which did not constitute the breach of a representation or warranty of Seller; and
c.	Any and all acts, suits, proceedings, demands, assessments,
judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.
9.2	Indemnification by Purchaser.  Purchaser hereby agrees to indemnify, defend and hold harmless Seller and its officers, directors, agents, advisors and employees, from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, which any of them may become subject to as the result of:
a.	Any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty,
representation, covenant or agreement on the part of Purchaser contained in this Agreement;
b.	Any and all loss or damage resulting to Seller by reason of any claim, debt, liability or obligation expressly assumed by Purchaser hereunder; and
c.	Any and all acts, suits, proceedings, demands, assessments,
judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.
9.3	Procedures for Establishment of Indemnification.
a.	In the event that any claim shall be asserted by any party which, if sustained, would result in a right of a party to indemnification hereunder (a "Loss"), the person entitled to indemnification hereunder (the "Indemnitee"), within a reasonable time after learning of such claim, shall notify the person obligated to provide indemnification hereunder with respect to such claim
(the "Indemnitor"), and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole expense and through legal counsel reasonably acceptable to the
Indemnitee, provided that the Indemnitor proceeds in good faith, expeditiously and diligently; and provided, further, that any failure to give such notice shall not relieve the Indemnitee of its indemnification obligations hereunder except to the extent it was prejudiced by the failure to give notice. No determination shall be made pursuant to subparagraph (b) below while such defense is still being made until the earlier of (i) the resolution of said claim by the Indemnitor with the claimant, or (ii) the termination of the defense by the Indemnitor against such claim or the failure of the Indemnitor to prosecute such defense in good faith and in an expeditious and diligent manner. The Indemnitee shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events.  The Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection.
No settlement or compromise of any claim which may result in a
Loss may be made by the Indemnitor without the prior written consent of the Indemnitee unless (i) prior to such settlement or compromise the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (ii) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the
Indemnitor will in fact pay such amount and expenses.
b.	In the event that an Indemnitee asserts the existence of any Loss, the Indemnitee shall give written notice to the Indemnitor of the nature and amount of the Loss asserted.  If the Indemnitor, within a period of 15 days after the giving of the Indemnitee's notice, does not give written notice to the Indemnitee announcing its intention to contest such assertion of the Indemnitee (such notice by the
Indemnitor being hereinafter called the "Contest Notice"), such assertion of the Indemnitee shall be deemed accepted and the amount of the Loss shall be deemed established.  In the event, however, that a Contest Notice is given to the Indemnitee within said 15-day period, then the contested assertion of a Loss shall be settled by binding arbitration.  Notwithstanding anything herein contained to the contrary, each party shall pay its own attorney's fees, costs and expenses incident to any arbitration proceeding brought under this Section 10.3(b).
c.	The Indemnitee and the Indemnitor may agree in writing, at any time, as to the existence and amount of a Loss, and, upon the execution of such agreement, such Loss shall be deemed
established.
d.	Payments of any Loss shall be paid to the person entitled thereto within ten business days following the establishment of the Loss.
9.4	Limitations on Indemnity.  Anything in this Agreement and the Purchase
Documents to the contrary notwithstanding:
a.	No claim for indemnity on the basis of a breach of a
representation or warranty may be after the termination of
such representation or warranty.
b.	All claims for Losses shall be limited to the Purchase Price, and there shall be no liability except to the extent that the aggregate Losses exceeds $100,000, and then only to the
extent of such excess.
c.	For purposes of determining the amount of any Losses,
such amount shall be reduced by the amount of any
insurance benefits and proceeds to be received by the
Indemnitee in respect of the Losses (net of any deductible
amounts).
d.	If an indemnification obligation arises in respect of any
Losses that results in any tax benefit to the Indemnitee or
any affiliate thereof (the "Benefited Party") that would not, but for such Losses, be available, the Benefited Party shall pay or cause to be paid to the Indemnifying Party an
amount equal to the actual tax savings produced by such tax
benefit at the time such tax saving is realized by the
Benefited Party and after the Indemnifying Party has paid
the amount of the Losses to the Indemnified Party.  The
amount of any such tax saving for any taxable period shall
be the amount of the reduction of taxes payable to the
taxing authority by the Benefited Party with respect to such tax period as compared to the taxes that would have been
payable to taxing authority by the Benefited Party with
respect to such tax period in the absence of tax benefit.
e.	In no event shall any party hereunder have any liability for
Losses consisting of or in the nature of punitive,
consequential, indirect or special damages.
ARTICLE X
TERMINATION OF AGREEMENT
10.1	 Termination.  This Agreement may be terminated, and the transaction contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the full payment of the note:
a.	By mutual written consent of Purchaser and Seller; or
b.	By either Purchaser or Seller if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement; or
c.	By either Purchaser or Seller if any permanent injunction or other order of a court or competent authority or government agency which prevents the consummation of the transaction shall have become final and not appealable; or
d.	By Seller if any of the conditions specified in Article VII has not been met or waived by Seller at any such time as such conditions can no longer be satisfied; or
e.	By Purchaser if any of the conditions specified in Article VI has not been met or waived by Purchaser at any such time as such
conditions can no longer be satisfied.
10.2	 Status of Agreement after Termination.
Upon any termination of this Agreement pursuant to Section 10.1, this
Agreement shall be void and have no effect, without any liability on the part of any party hereto or any shareholders, directors or officers thereof; provided, however, such termination shall not affect the liability of any party for the breach of any provision of this Agreement.
ARTICLE XI
GENERAL
11.1	 Notices.  All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:
    If to Seller:	Jean Waters
State Street Academy
5315 State Street,
East Saint Louis, Ill, 62205

If to Purchaser:	Blackstocks Development Corporation
Blackstocks Development Corporation
120 North Cedar St. | Suite 3809
Charlotte, NC 28202
a Delaware Corporation

Any party may change its address for receiving notice by giving notice of a new address in the manner provided herein.  Any notice so given shall be deemed to be delivered on the second business day after the same is deposited in the United States Mail, on the next business day if sent by overnight courier, or on the same business day if sent by facsimile before the close of business, or the next business day, if sent by facsimile after the close of business.
11.2	 Schedules. Each matter set forth in any of the Schedules attached to this Agreement (or any agreement, instrument or other documents specifically referenced in such Schedule to the extent a copy of the same has been delivered to Purchaser prior to the execution of this
Agreement) shall be deemed to be disclosed for purposes of every other Schedule.  The Schedules shall in all respects constitute a part of the representations and warranties of Seller herein, and are expressly made a part of this Agreement.  The inclusion of any information in any of the Schedules shall not be deemed to be an admission or
acknowledgement, in and of itself, that such information is material for purposes of this Agreement or for any other purpose.
11.3	 Broker's Commission.  Each party agrees to indemnify and hold harmless the other party from and against any and all liability, loss, damage, cost or expense (including court costs and attorney fees)
arising out of or relating to any claim that such party entered into any brokerage agreement or similar arrangement, whether oral or written.
11.4	 Headings.  The descriptive article, section and paragraph headings set forth herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of the within Agreement.
11.5	 Entire Agreement.  This Agreement, the Purchase Documents and the
Exhibits and Schedules attached to this Agreement constitute the entire agreement between the parties pertaining to this subject matter and supersede all prior or contemporaneous agreements and
understandings of the parties relating to the same.  This Agreement may be amended only in writing signed by the parties hereto.
11.6	 Severability.  If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.
11.7	 North Carolina law governs this Agreement without regard to principles of conflicts of laws.
11.8	 Arbitration. The parties shall resolve any dispute relating to this
Agreement by negotiation and, failing that, by binding arbitration in Charlotte, North Carolina under the rules of the American
Arbitration Association. An arbitration proceeding must be brought within one year of the onset of the dispute or it is barred. The party bringing the arbitration must advance the costs of arbitration and the prevailing party may seek reimbursement of its costs, fees and expenses in the arbitration. Arbitration awards may not include punitive and similar damages and may be enforced in any court of competent jurisdiction.
11.9	  Waiver.  Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but only by written notice specifying the item waived and signed by the party waiving such terms or conditions.
11.10	 Further Assurances.  Both parties will take such reasonable steps as are necessary to consummate the transactions contemplated herein.
11.11	Assignability; Binding Effect.  Either party may not assign this
Agreement without the prior written consent of the other party.  This
Agreement shall be binding upon the parties hereto and their successors and permitted assigns.
11.12	Counterpart Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page delivered by facsimile transmission shall be deemed to be and have the same force and effect as an originally executed signature page. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


IN WITNESS WHEREOF, the parties have executed this Agreement.

Personally:

/s/

Jean Waters

Date:

For Blackstocks Development Corporation:

	/s/
Alton Perkins

Date:

Exhibit 10.23     NOTE TO STATE STREET ACADEMY

PROMISSORY NOTE

Blackstocks Development Corporation

$135,000.00 Date: November 9, 2004

Blackstocks Development Corporation a Delaware corporation ("Purchaser"), for value received, hereby promises to pay to Jean Waters, residences of Illinois ("Seller") and owner of 100% of the shares and business of State Street Academy (the Company acquired), the Sum of One Hundred and Thirty-Five Thousand Dollars and No/100 ($135,000.00) as hereinafter provided. The Sum shall be payable as follows:

1. The Sum shall be payable as stipulated in the Asset Purchase Agreement dated October 30, 2004 between the parties hereto ("Agreement").

2. The Sum shall be payable at the Purchaser?s discretion, in Purchaser's shares of common stock ("Payable Shares") or cash.

3. Seller at its sole option may demand to convert its Payable Shares to cash as soon as reasonably practicable after the occurrence of any of the following:

a. The market capitalization of Purchaser's issued and outstanding shares of common stock (the number of issued and outstanding common shares times the closing bid price) has reached at least $50,000,000.00 for a period of thirty consecutive trading days.

b. Purchaser receives an investment on a cumulative basis in the amount of $135,000.00 or greater.

       c. Purchaser provides Seller $135,000 in cash for its purchase.

4. If applicable, Payable Shares shall be calculated as 1.13% of the issued and outstanding common shares on a fully diluted basis immediately after the conversion, less common shares issued to Seller and share transactions for the benefit of Seller prior to conversion or 135,000 common shares.

5. If Payable Shares are changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, stock split, stock dividend or similar event, at the Purchaser's option, Purchaser shall issue the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change that Seller would have received had this Note been paid immediately prior to such capital reorganization, reclassification or other change.

6. Purchaser shall, in the event of a capital reorganization of the common stock (other than a subdivision, combination, reclassification or exchange of shares provided for above), a merger or consolidation of Purchaser with or into another Purchaser, or the sale of all or substantially all of Purchaser's properties, stock and/or assets (collectively "Reorganization"), make provision for Seller to receive as Payable Shares the number of shares of common stock or other securities or other property of Purchaser or the successor entity resulting from such Reorganization, to which Seller would have been entitled had Purchaser paid this Note immediately prior to the Reorganization.

7. Purchaser shall take all actions necessary to ensure the availability of Payable Shares at the time that their payment is required to include completing an SB-2 registration document that provides Seller stock registration rights, and or completing actions to make the Purchasers shares available on the OTCB or other public market at an amount equal to $135,000.00, or deliver Seller $135,000.00 in a cash payment.

8. Upon receipt of cash in the amount of $135,000, or the cancellation of the Purchase agreement by the parties, Seller immediately shall surrender this Note to
Purchaser and if appropriate, Payable shares, which shall then be cancelled.

9. Purchaser shall not issue fractional shares upon payment of this Note;
rather,
Payable Shares shall be rounded to the nearest whole share.

10. If applicable, Purchaser shall provide to Seller contemporaneously with the payment of the Payable Shares an agreement providing registration rights to the Seller.

11. Interest shall be at the rate of 3% per annum and shall be due and payable in either cash or shares of Purchaser's common stock, at Seller's option, at the time of payment of the principal amount of this Note.

12. Purchaser shall grant to Seller a security interest in all the assets that are transferred to it under the Agreement and in all cash and non-cash proceeds from a disposition of same.

13. Seller represents and warrants as follows:

a. Seller understands that Purchaser is providing this Note and if applicable, the Payable Shares in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of, and the Seller's compliance with, its representations, warranties and agreements in order to determine the availability of such exemptions and the eligibility of Seller to acquire the same.

       b. Seller is either an "Accredited Investor" as defined in Federal Regulation 230.501(a) or has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks and has the capacity to protect its interests in connection with these transactions. Seller is aware that it may be required to bear and is able to bear the economic risk of these transactions for an indefinite period of time and its financial condition allows it to bear such economic risk and the risk of loss on the entire amount of this Note.

c. Seller will receive this Note and if applicable, the Payable Shares solely for its own account and not for the account of another. Seller has no intention to and will not distribute them in violation of any securities law or regulation and one else has any interest in or right to acquire them.

d. Seller has received and understood Seller's information that has been provided to it in Seller's evaluation of the Agreement and accompanying documents including this Note and has been afforded the opportunity to ask questions, receive answers and receive additional information from Purchaser as necessary to verify the accuracy of information it provided concerning Purchaser, the Agreement, this Note and the Payable Shares and has investigated these matters as necessary or desirable and has understood all such information and documents.

e. Seller fully understands that this Note and, if applicable, the Payable Shares are not freely transferable and are subject to resale restrictions because they are not registered with any federal or state securities agency.

f. Seller understands that if applicable, until the Payable Shares are registered under federal and state securities laws, their stock certificates will contain a restrictive legend similar to the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (2)
AN
OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE
AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAW DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS
OF THE LAWS.

14. This Note shall be binding upon Purchaser, its successors and permitted assigns, and shall inure to the benefit of Seller, its successors and permitted assigns.

15. North Carolina law governs this Note without regard to conflict of laws principles.

16. Notices to be given hereunder shall be delivered in accordance with them notice provision in the Agreement.

For Blackstocks Development Corporation



By:
Alton Perkins, Chairman, and not individually




Exhibit 99.1    NEWS RELEASE STATE STREET ACADEMY

NEWS RELEASE
November 9, 2004
FOR IMMEDIATE RELEASE

BLACKSTOCKS DEVELOPMENT CORP.
TO ACQUIRE DAY CARE CENTER IN EAST SAINT LOUIS, ILL.

Charlotte, NC - Blackstocks Development Corp. announced today that it has entered into an Asset Purchase Agreement to acquire a Day Care Center in East Saint Louis, Il. The Center, State Street Academy assets will be acquired from the owner for $135,000. This transaction is expected to close during the first quarter of 2005.

The Center in East St. Louis, Il was founded in 2000, licensed to service 50 students, and consists of one buildings totaling approximately 2,500 square feet. The Company intends to expand the Center to a licensed capacity of 150 students.

Commenting on this transaction, Blackstocks Development Corp. CEO Al Perkins, said, "This acquisition is one prong in our three pronged strategic strategy to develop a National Franchised Day Care Center network. We believe strongly that the Urban and underserved communities provide opportunities for us to make a difference in children's and families' lives and help build better communities."

The mission of Blackstocks Development Corporation is to develop a National Early Learning and Childhood Development Network focused on providing Center-based early childhood education and educational services to children primarily from six weeks to five years of age. As part of the Company's strategy, it intends to either develop or acquire centers that meet our long term objects and will increase shareholder value. The Company focuses on developing franchise operations and acquiring centers in Urban and underserved areas, middle and upper income growth areas; and employee based centers.

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the absence of a combined operating history with an acquired company and the potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, granting of rights to acquire certain portions of the acquired company's or operations, variable economic conditions, as well as restrictions imposed by existing debt and future payment obligations.

For more information contact Al Perkins, CEO at 704-547-7090.